Exhibit 10.27

RENEWAL OF TENANCY

THIS AGREEMENT is made the 1 day of JUNE Two Thousand and Twenty-Six (2026)

BETWEEN

(1)	ERIC KHOO DIABETES AND ENDOCRINE CLINIC PTE LTD (Co regn no. 201806194D) of 6 Napier Road #09-16, Gleneagles Medical Centre, Singapore 258499 (hereinafter called “the Landlord”) of the one part; and

(2)	HC ORTHOPAEDIC SURGERY PTE LTD (Co regn no. 201725626E) of 3 Mount Elizabeth, #15-14, Mount Elizabeth Hospital, Singapore 228510 (hereinafter called “the Tenant”) of the other part.

WHEREAS

(i)	By a tenancy agreement dated 24th October 2023 (hereinafter called the “Tenancy Agreement”) made between the Landlord and the Tenant, the Landlord leased the premises known as 6 Napier Road #09-16, Gleneagles Medical Centre, Singapore 258499 (hereinafter called the “Demised Premises”) to the Tenant commencing on 1st November 2023 and determining on 30th September 2026.

(ii)	At the Tenant’s request the Landlord has agreed to extend the tenancy of the Demised Premises.

NOW IT IS HEREBY AGREED AND DECLARED as follows:-

1.	The Landlord grants and the Tenant accepts an extension of the tenancy of the Demised Premises for a further period commencing from 1st October 2026 to 30th October 2027 (hereinafter called the “Renewed Period”).

2.	The extension of the tenancy shall be on the same terms and conditions contained in the Tenancy Agreement in so far as they are applicable.

2

IN WITNESS WHEREOF the parties hereto have hereunto set their hands.

Landlord SIGNED by ____________________ for and on behalf of the Landlord ERIC KHOO DIABETES AND ENDOCRINE CLINIC PTE LTD in the presence of:	) ) ) ) )

Tenant SIGNED by____________________ for and on behalf of the Tenant HC ORTHOPAEDIC SURGERY PTE LTD in the presence of:	) ) ) ) )